Exhibit 10.02

CERTAIN INFORMATION IN THIS EXHIBIT, MARKED BY [****], HAS BEEN EXCLUDED. SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TEMPORARY SHORT NUMBER AVAILABILITY AGREEMENT

By this Short Number Temporary Availability Agreement (“Agreement”) to which they are parties, on the one hand:

(I)            Claro S/A and Zenvia Mobile Serviços Digitais S/A, a company headquartered at Av Doutor Nilo Pecanha, 2,900 - Floor 13 and Floor 14 registered under the CNPJ 14.096.190 /0001-05, hereby represented in the form of its constitutive acts, hereinafter referred to as CONTRACTING PARTY; and

(II)           CLARO SA, a company headquartered in the City of São Paulo - SP, at Rua Henri Dunant 780, registered under the CNPJ number 40.432.544 /0001-47, hereinafter referred to as CLARO or OPERATOR.

Whereas:

(i)    CLARO, as the authorizing company of the Personal Mobile Service in the Brazilian territory, has equipment and systems that allow, in the form regulated by the National Telecommunications Agency - ANATEL, in addition to other services, the sending and receiving of SMS;

(ii)   The CONTRACTING PARTY has an interest in selling to the INTERESTED PARTIES part of the SHORT NUMBERS capacity acquired from CLARO; and

(iii)  CLARO agrees with the aforementioned commercialization and, for that purpose, it will make available to the CONTRACTING PARTY a SHORT NUMBER so that the INTERESTED PARTIES can send and / or receive SMS with the content defined by the INTERESTED PARTIES.

The above described Parties decide to enter into this Agreement, subject to the following clauses and conditions:

FIRST CLAUSE - DEFINITIONS

1.1 The terms described below, when used in this Agreement, have the following meanings:

CONFIDENTIAL INFORMATION: (I) all information exchanged between the Parties, either verbally or in writing; (ii) Information regarding each Party's business, as well as technical information, including, but not limited to, information related to each Party's product plans, customers, designs, costs, prices and product names, finances, marketing plans, business opportunities, personnel, research, development or technical knowledge, product performance indicators; and (III) the clauses, terms and conditions of this Agreement.

INTERESTED PARTIES: legal entity interested in the temporary availability of SHORT NUMBER to carry out communication actions directed at a specific group of people (“RECIPIENTS”).

LA: stands for Large Account. It is the exclusive digital channel, identified by a numeric code, now made available by CLARO to the CONTRACTING PARTY, allowing the INTERESTED PARTIES to carry out communication actions to the RECIPIENTS by sending and / or receiving SMS;

MT SMS (“Mobile Terminated Short Messages”): name of all messages sent from the CONTRACTING PARTY to the CLIENTS.

MO SMS (“Mobile Originated Short Messages”): name of all messages sent from the CLIENTS to the CONTRACTING PARTY.

SHORT NUMBER (S): numeric code used to identify a Large Account.

SMS: short for Short Message Service. It is a value-added service provided by CLARO that consists of sending short text messages with limited text / characters.

CLAUSE TWO - OBJECT

2.1 The purpose of this Instrument is to establish the commercial and technical conditions for CLARO to temporarily make available to the CONTRACTING PARTY, for the period and amount contracted, without any exclusivity, the band(s) of LA(s) that allow the INTERESTED PARTIES to carry out targeted communication actions to the RECIPIENTS, which do not have content offering products and services, through the transmission of SMS (MO SMS and / or MT SMS), which fulfill the requirements set forth below.

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

2.1.1. Once the CONTRACTING PARTY will commercialize the bands of LAs to the INTERESTED PARTIES, being able to sign specific contracts with them, the CONTRACTING PARTY will be the liaison between CLARO and the INTERESTED PARTIES and RECIPIENTS, remaining responsible before CLARO for the procedures of said INTERESTED PARTIES and RECIPIENTS.

THIRD CLAUSE - CHARACTERISTICS OF THE SERVICE

3.1 The CONTRACTING PARTY must inform the INTERESTED PARTIES that the SMS to be sent from the INTERESTED PARTIES to the RECIPIENTS must have a maximum of [*****] characters, with [*****] of these characters being reserved as a label (identification of the SMS issuer). On the other hand, messages sent from the RECIPIENTS to the INTERESTED PARTIES may have a maximum of [*****] characters.

3.2 The CONTRACTING PARTY must inform the INTERESTED PARTIES that the RECIPIENTS who have their cell phone (i) turned off, (II) outside the CLARO authorized area and / or (iii) outside the coverage area, may not receive the SMS with the communication actions sent by the INTERESTED PARTIES.

3.2.1 In these cases, the SMS will be stored in CLARO system for a period of, no more than, [*****] after the first transmission attempt, with a minimum of [*****] attempts to retransmit the SMS within this period.

3.2.2 During this period, if the RECIPIENTS' cell phone becomes available within the CLARO authorized and coverage area, the SMS can be retransmitted and, consequently, viewed by the RECIPIENTS.

3.2.3 If, for any reason, the SMS cannot be delivered within [*****] hours from the first transmission attempt, CLARO cannot guarantee that the RECIPIENTS will receive it, and no imputation of responsibility will be applicable.

Clause Four - Price and Payment Method

4.1 As a result of the temporary availability of the LA(s) bands, the CONTRACTING PARTY will pay CLARO, from the date of signature of this instrument, the amounts described below, which will vary according to the message plan chosen by the CONTRACTING PARTY, as indicated in the following item.

4.1.1 For the contracting of a monthly volume of [*****] messages, the CONTRACTING PARTY will pay CLARO, monthly, the amount of [*****] and [*****] for additional sent message.

4.2 The taxes that are due as a direct or indirect consequence of this Agreement, or of its execution, constitute the responsibility of the taxpayer, as defined in the current tax legislation.

4.3 CLARO will charge the CONTRACTING PARTY by issuing and presenting the service invoice, as well as the invoice for payment, with the corresponding statement of the SMS sent and received, which must be paid by the due date, described in the invoice, under penalty of late payment interest of [*****] or fraction thereof, plus a non-compensatory fine of [*****] on the updated amount of the debt. In payment delays exceeding 30 (thirty) days, the debt will be monetarily restated, based on the variation of the IGP-M / FGV, or any other index that may replace it during the period, in addition to the penalties mentioned above.

4.4 In the event of a payment delay of more than 30 (thirty) days, the availability of the LA may be suspended, at the sole discretion of CLARO, regardless of any prior notice or communication, until all and any debts under the responsibility of the CONTRACTING PARTY are settled.

4.5 The amounts provided for in item 4.1.1 above will be updated from the date of signing this Agreement, in accordance with the index chosen by the Parties at the time of the adjustment.

4.6 The amounts set out in this Agreement will be invoiced by [*****], according to their exclusive criteria, and different ratios may occur in the payment of each of the installments due. It may also be decided that certain payment(s) will be made to [*****], with which the CONTRACTING PARTY already agrees.

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

FIFTH CLAUSE - CLARO'S OBLIGATIONS

5.1 In addition to the obligations defined in other clauses of this Agreement, CLARO will have the following obligations:

5.1.1 To be solely and exclusively responsible for the improper access or modifications of the files sent by the INTERESTED PARTY from the moment they enter their systems and up to the moment they are sent to the RECIPIENTS;

5.1.2 Provide security for the content of the SMS sent by the INTERESTED PARTIES while they are waiting for the re-transmission period, as defined in item 3.2 above;

5.1.3 Store the record that identifies the sending of the SMS without, however, storing the content of the same, for 03 (three) months;

5.1.4 Provide a representative to act as the CONTRACTING PARTY's initial contact in solving problems; and

5.1.5 Consider, at its sole discretion, the CONTRACTING PARTY’s request to increase the volume of contracted messages, provided that the CONTRACTING PARTY makes such request to CLARO, at least three (3) months in advance.

5.2 The CONTRACTING PARTY hereby acknowledges and declares to give knowledge to the INTERESTED PARTY that CLARO is only a channel for sending SMS, and that CLARO has no responsibility with regard to its content or even the possibility of altering them.

5.3 The CONTRACTING PARTY acknowledges that CLARO will not be responsible for any fraud or acts of piracy that may occur on the CLARO network through the Air Interface. Likewise, CLARO will not be responsible for guaranteeing confidentiality, as well as for the interception of SMS when they are traveling outside the CLARO mobile phone network, as well as in the case of the RECIPIENT neglecting to protect their mobile device.

5.4 CLARO must inform the CONTRACTING PARTY about the RECIPIENT who has expressed to CLARO the desire to no longer receive the communication actions of the INTERESTED PARTIES, observed the obligation of the CONTRACTING PARTY set out in Item 6.1.7 below.

CLAUSE SIX - OBLIGATIONS OF THE CONTRACTING PARTY

6.1 The CONTRACTING PARTY has the following obligations, among others provided for in this instrument:

6.1.1 Carry out periodic maintenance on the platform in which SHORT NUMBERS will be stored, as well as ensuring the efficiency in the technical application that will be used in their management;

6.1.2 Make SHORT NUMBERS available to INTERESTED PARTIES only after carrying out a prior analysis of the content that will be sent via SMS, basing their analysis on the rules of the "Regulation for the Availability of Short Number" issued by CLARO;

6.1.3 Keep the data of the INTERESTED PARTIES that are made available for the acquisition of SHORT NUMBERS under the strictest confidentiality, not supplying them to third parties or using them for any other purpose. The CONTRACTING PARTY is fully responsible for the damages that it may cause in case of failure or omission in the fulfillment of this obligation, or, still, in cases of failure or omission in the disclosure to the INTERESTED PARTIES of the procedures and diligences that must be conducted in the treatment of their personal information, in order to avoid its misuse by third parties;

6.1.4 Forward to CLARO, through its own system, data containing the cell phone number of each of the INTERESTED PARTIES, as well as the contents of the SMS sent, observing the confidentiality obligations for the confidential data of the INTERESTED PARTIES and RECIPIENTS;

6.1.5 Carry out, together with CLARO, all necessary tests for the implementation of the SMS transmission services from the CONTRACTING PARTY to the INTERESTED PARTIES and from the INTERESTED PARTIES to the CONTRACTING PARTY;

6.1.6 Be responsible for the disclosure of the characteristics of the service provided by CLARO to the INTERESTED PARTIES, through the means that it considers appropriate, observing the relevant legislation and the regulations;

6.1.7 Do not send SMS to the RECIPIENT who has expressed to CLARO the desire to no longer receive the communication actions of the INTERESTED PARTIES, subject to the obligation of CLARO contained in item 5.4 above;

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

6.1.7.1. Breached the obligation set forth in sub-item 6.1.7 above, CLARO will block the messages sent by the CONTRACTING PARTY, and this action will not be restricted to a specific RECIPIENT, but will apply to all RECIPIENTS.

6.1.8 Interrupt, up to 24 (twenty four) hours, the provision of services to the INTERESTED PARTIES that request their cancellation and inform CLARO of the cancellation under consideration;

6.1.9 Inform the INTERESTED PARTIES and CLARO, at least 72 (seventy-two) hours in advance, of any technological updates or changes in their systems that may impact the service;

6.1.10 Provide the INTERESTED PARTIES with all the necessary assistance and information in case of problems, complaints or changes regarding the conditions of the service, through the CONTRACTING PARTY's Customer Service (SAC);

6.1.11 Store the record that identifies the sending of SMS for 3 (three) months;

6.1.12 Bear the necessary investment for the contracting of software use licenses, to be installed on machines of the CONTRACTING PARTY and of CLARO, which allows the sending of SMS, in case the solution adopted by the CONTRACTING PARTY is different from the one provided by CLARO;

6.1.13 Provide a representative to act as an initial contact for CLARO in solving problems arising from the services provided by the CONTRACTING PARTY;

6.1.14 To remedy, within no more than 05 (five) days, any problems that may cause unavailability of the service to the INTERESTED PARTIES, counted from the notification sent by CLARO, by the INTERESTED PARTIES or by the CONTRACTING PARTY's monitoring systems, as well as communicating to the INTERESTED PARTIES the impossibility to provide service while repairs are being made;

6.1.15 Inform the INTERESTED PARTIES of any failures or impediments that render the service unfeasible or cause their interruption for a period exceeding 2 (two) consecutive days, which must be previously submitted to CLARO's appreciation and written approval;

6.1.16 Solve, at your expense, the problems or issues resulting from the performance of the services provided by the CONTRACTING PARTY;

6.1.17 Be responsible for the amount, accuracy, validity and verification of the data inserted in the files transmitted to CLARO. Be aware that any doubts or complaints arising from the SMS transmitted by CLARO to the INTERESTED PARTIES and / or the RECIPIENTS will be the sole and exclusive responsibility of the CONTRACTING PARTY;

6.1.18 Replace the cell phone number of the INTERESTED PARTIES and / or RECIPIENTS to receive the SMS, whenever requested, or in the event of theft, misplacement or loss of the registered cell phone, acknowledging that CLARO does not have any obligation or responsibility in this regard;

6.1.19 Take responsibility for any illicit use of the network by its employees and agents or service providers; and

6.1.20 Take responsibility, at any time, solely and exclusively, for the fulfillment of all labor, social security, insurance, tax and social legislation applicable to the employment contracts that it maintains with the professionals who are part of its technical team, regardless of any proof of these facts before CLARO. Thus, the CONTRACTING PARTY assumes that it regularly collects all the mentioned charges, not communicating or confusing any kind of bond, especially labor related, between the employees of the CONTRACTING PARTY and CLARO, the latter being exempt from any liability to that respect.

6.2 It is strictly forbidden to the CONTRACTING PARTY:

6.2.1 Create or transmit any SMS with messages whose contents (I) are false or lead to dubious interpretations; (ii) invade the privacy of third parties or harm them in any way; (iii) promote, in some form, racism against minority groups, or any form of political or religious fanaticism, discriminating against groups of people or ethnicities; (iv) are obscene; (v) violate third parties rights, including, but not limited to, intellectual property rights and / or the creation and sending of unsolicited (SPAM) or unsubstantiated ("hoax") messages;

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

6.2.2 Send or allow INTERESTED PARTIES to send SMS with advertising, informational content or that in any way that allows the presentation of: (i) telephone companies competing with CLARO, (II) companies whose social activity is similar to that exercised by CLARO, including any advertisement or offer of products and / or services from these companies or, (iii) any content that induces the migration of CLARO's customer to another competing operator;

6.2.3 The use of the object of this contract to carry out advertising, invitations / incentives for the purchase / commercial transaction of any product or services and the like ("SMS Marketing"), such as, but not limited to, actions to stimulate the purchase, use or enjoyment of a product and / or service or companies that subcontract it, actions to disseminate any type of political, religious motivations, torrents of thought and the like, and actions with messages that have any advertising, promotional or advertising connotations, or that shows preference for any company or brand, even if requested or authorized in advance by the INTERESTED PARTIES;

6.2.4 The sending of SMS that implies any charges from the RECIPIENTS, except in cases where the CONTRACTING PARTY asks the RECIPIENTS for a response and they send it to the CONTRACTING PARTY, in which case the RECIPIENTS will normally be charged by CLARO, due to the sending of the SMS to the CONTRACTING PARTY;

6.2.5 The sending of SMS to one or more INTERESTED PARTIES and / or RECIPIENTS without their formal authorization, whether or not they are characterized as SPAM or make SPAM possible;

6.2.6 Subcontracting in order to provide SMS connections and / or interconnections, such as, but not limited to, Personal Mobile Service operators, SMS Integrators and the like;

6.2.7 Use this Agreement to provide services other than those expressly authorized, such as, but not limited to, sending ring tones and / or images, using wap push technology for any and all services, subscribing to news and / or information, interactivity services in media with customers, directly or indirectly, such as conversation systems, chats, voting, meeting place, information contests, etc.; and

6.2.8 Use this Contract to carry out sweepstakes of any kind, cultural contests of any kind, discounts of any kind, including promotional values, gratuity or special values, among others.

6.3 If the CONTRACTING PARTY needs to increase the number of contracted messages, it must make such request to CLARO at least three (3) months in advance, and CLARO must, at its sole discretion, approve or not such request.

6.3.1 If the CONTRACTING PARTY does not give the necessary advance notice to increase the number of contracted messages, CLARO is not obliged to send the SMS that exceed the initially contracted capacity, and the CONTRACTING PARTY, in this case, is fully responsible before CLARO and before the INTERESTED PARTIES.

6.4 The CONTRACTING PARTY hereby acknowledges that the SMS sent to the INTERESTED PARTIES and / or RECIPIENTS will not be automatically deleted from the display of the INTERESTED PARTIES and / or RECIPIENTS mobile devices, undertaking to inform them of this fact.

6.5 In addition, the CONTRACTING PARTY shall be responsible for obtaining the "receiving authorization" of the RECIPIENTS who will receive the SMS, ensuring that such authorization has in fact departed from the RECIPIENTS, through an unequivocal acceptance procedure. When registering, the RECIPIENTS must be informed of all the main information and specifications of the service, such as the preferred time for receiving the SMS, receiving frequency (daily, weekly, monthly or alerts), mobile phone number and procedure for sending SMS. In this "receiving authorization", the recipients must be aware of the technical conditions necessary for receiving and sending the SMS - coverage area, connected terminal, responsibility of the recipients regarding the safekeeping of information as soon as it is received on the cell phone and, finally how to proceed in case of theft or loss of the device, in the form of clause 6.1.18 above.

6.5.1 At any time, CLARO may request from the CONTRACTING PARTY the proof of authorization of RECIPIENTS who receive, have received, or will receive the SMS.

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

6.6 In this act, the CONTRACTING PARTY acknowledges that CLARO is and will always be the sole holder of SHORT NUMBERS that will be used for sending and receiving SMS, and that CLARO is and will be the only and exclusive responsible for the billing and collection of INTERESTED PARTIES and / or RECIPIENTS, if applicable.

SEVENTH CLAUSE – BREACH OF CONTRACT

7.1 The proven violation of any clause of this Agreement will cause the CONTRACTING PARTY to apply the non-compensatory fine, in the amount equivalent to [*****] times the average amount of the last [*****] invoices paid by the CONTRACTING PARTY to CLARO, in addition to the correction by the IGP-M (General Market Price Index) of FGV (Fundação Getúlio Vargas), from the date of the infraction until the date of payment, without prejudice to the payment of losses and damages that such termination may cause.

CLAUSE EIGHT - THE RESPONSIBILITY OF THE PARTIES

8.1 The CONTRACTING PARTY is responsible for indemnifying and reimbursing CLARO, third parties, especially the INTERESTED PARTIES and RECIPIENTS, for any kind of direct and indirect damages and loss of profit, arising from failures, errors or fraud in the execution of the object of this Agreement, or, still, with respect to actions or omissions of the CONTRACTING PARTY that violate the provisions set forth by the applicable legislation and / or regulation, including, but not limited to, the eventual fines and / or other penalties, administrative or otherwise, that may be applied, without reducing CLARO's supervision, monitoring or approval duties.

8.2 It is expressly agreed that, in the event that CLARO is cited, notified, summoned or sentenced, as responsible or co-responsible, for any obligation attributable to the CONTRACTING PARTY, or if the obligations of the CONTRACTING PARTY, at the discretion of the competent authorities, are imputed to CLARO, whether of a fiscal, labor, social security, civil or criminal nature, even after the end of the Agreement, the CONTRACTING PARTY will request CLARO’s exclusion from the proceedings. In addition, CLARO may, without prejudice to the other rights resulting or arising from this Agreement, retain from the payments due (I) the amount corresponding to the amount of the contingency or even the amount of the loss attributed by the administrative or judicial authority, until the CONTRACTING PARTY satisfies the respective obligation, releasing CLARO from the notice of infraction, subpoena or condemnation when decreed by the competent authority; and (ii) the amounts related to the payment of legal costs and legal fees paid. The above provision is also fully applicable in cases where there is any kind of fraud in the operation of CLARO.

8.3 If the CONTRACTING PARTY causes damage to CLARO, by action or omission in the performance of its functions, or by not observing the conditions provided for in this Agreement, it will be obliged to pay CLARO an indemnity corresponding to the damage and / or loss caused, as provided Article 927 of the Civil Code. The CONTRACTING PARTY is fully responsible for reimbursing CLARO for any damages or losses caused by the actions or omissions of its employees, agents and / or subcontractors in the performance of the services now contracted or due to them, under the terms of article 932, item III, of Civil Code, being exclusively responsible for their respective obligations, as well as for any and all losses, damages, costs or expenses that they cause to third parties.

CLAUSE NINE - TERM AND RENEWAL

9.1 This Agreement will enter into force on the date of its signature and will remain in effect for a period of 12 (twelve) months, automatically renewable for equal and successive periods, in the event that there is no written declaration by either Party against its extension, in the 30 (thirty) days prior to the expiration or renewal term.

CLAUSE TEN - TERMINATION

10.1 CLARO may terminate this Agreement at any time, with prior written notice to the CONTRACTING PARTY, at least 30 (thirty) days in advance, without incurring CLARO, in this case, in any expenses, whether as indemnity, fine or in any other way, with the payment of the amount corresponding to the pending amounts only, including those included during the period of notice.

10.2 Failure by the CONTRACTING PARTY to comply with any of the conditions established in this Agreement will give CLARO the right to terminate this agreement for default, provided that the CONTRACTING PARTY has been notified and does not remedy the default within 72 (seventy-two) hours from the receipt of the notification sent by CLARO.

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

10.2.1 In cases of recurrence, CLARO will have the right to terminate this Agreement immediately, without the need to send any judicial or extrajudicial notification to the CONTRACTING PARTY.

10.3 Notwithstanding the foregoing, CLARO may terminate this Agreement immediately, regardless of notification, in the event of one of the following:

a)	Bankruptcy or request for judicial or extrajudicial recovery of the CONTRACTING PARTY;

b)	Declared insolvency of the CONTRACTING PARTY or any of its partners;

c)	Filing of protests or executions of values higher than the value of the CONTRACTING PARTY's capital stock;

d)	Termination of any license issued by an official organization, which is mandatory for the provision or continuity of the services now contracted;

e)	Negligence or poor provision of services by the CONTRACTING PARTY, causing a proven drop in the quality established by the Parties, including, but not limited to, a high incidence of technical problems and a high level of complaint from INTERESTED PARTIES, without prejudice to any losses and damages;

f)	Assignment or transfer of this Instrument without prior consent from CLARO; and

g)	Impossibility of commercializing SHORT NUMBERS by the CONTRACTING PARTY, for any reason.

10.4 The CONTRACTED PARTY declares that the term and the termination clauses are compatible with the investments made in order to provide the Services now contracted.

10.5 Any rights and obligations assumed under this Agreement that, by their nature, extend after the end of this Agreement, will remain in force until they are fulfilled, as well as the clauses of this Agreement necessary for the understanding of these directives and obligations.

CLAUSE ELEVEN - INTELLECTUAL PROPERTY RIGHTS

11.1 The CONTRACTING PARTY guarantees to be the holder or licensee of all rights over the methods and software it uses in connection with this Agreement, shall observe all legal provisions, and hold, in any event, CLARO harmless and exempt from any liability, related to the CONTRACTING PARTY or any third parties, in connection to the intellectual property rights used for the development of the object of this Agreement, as well as being responsible for the care, protection and payment of the same rights for all rights holders mentioned here. In this sense, the CONTRACTING PARTY further guarantees to CLARO that the provisions of this Agreement do not constitute an infringement of any legal device or violation of copyright and related rights of third parties, in any country where such third parties are established, trademarks, trade secrets or other industrial property of third parties. It will also keep CLARO up to date and safe from any future dispute with respect to what is provided for in this provision, so that its liability is excluded, be it joint or subsidiary, and may be denounced in any action that is proposed to indemnify its authors, applying the provisions of article 70, item III, of the Brazilian Civil Procedure Code to this Agreement.

CLAUSE TWELVE - USE OF TRADEMARKS

12.1. Nothing in this Agreement shall be understood or interpreted as a license to use any of the trademarks owned by the Parties. The use by either Party of any trademarks of the other Party as well as the manner of its use and disclosure, whether in advertising, promotional material, or any other means of delivery, including the Internet, regardless of the purpose, shall be preceded by written consent of the Party intending to make use of the trademark of the other Party.

CLAUSE THIRTEEN - CONFIDENTIALITY

13.1 Each Party shall maintain and ensure that it as well as its consultants, agents, employees and each of its successors and assignees will keep all documents, material, specifications, registration data, data and other information, whether technical or commercial, provided to it by the other Party or on its behalf, whether or not related to the services, or obtained by it during the term of this Agreement ("Confidential Information") confidential. It will not publish or otherwise disclose or use them for purposes other than to fulfill its obligations under this Agreement, for a period of 5 (five) years after the termination of this Agreement. Failure to comply with the terms of this clause shall subject the infringing Party to compensation for the damage caused to the innocent Party.

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

13.1.1 As part of the commitment to maintain the confidentiality of the information received, the CONTRACTING PARTY shall enter into an agreement with its managers, employees and / or collaborators, requiring the maintenance of strict secrecy and confidentiality of the information and technical knowledge that they may receive or make known as a result of entering into this Agreement, during and after the end of the employment or commercial link with the CONTRACTING PARTY. This agreement must be performed via a clause in the employment agreement or service provision agreement.

13.2. The Party receiving the Confidential Information shall inform the transmitting Party, as soon as it is aware of any request for such information by any competent public authorities or through any judicial proceeding, so that the transmitting Party is able to take any legal action it deems appropriate.

CLAUSE FOURTEEN - GENERAL PROVISIONS

14.1 This Agreement will bind each of the Parties and their respective authorized successors and assigns. The CONTRACTING PARTY may not assign this Agreement without CLARO's prior written consent.

14.1.1. The Parties hereby agree that CLARO may assign, in whole or in part, the rights and obligations under this Agreement to any other company that is its parent company, controlled or related to it, in accordance with the applicable corporate law.

14.2 All notices required under this Agreement will be delivered in person, or sent by registered mail or transmitted by fax (with a confirmation copy also sent by registered letter) to the Parties at the addresses specified in the Parties' details, or other addresses that either Party may inform to the other in writing.

14.3 Tolerance by either Party to exercise any of its rights under this Agreement shall not be considered a waiver or novation, and will not affect the subsequent exercise of such right. Any waiver will take effect only if it is specifically granted in writing through their respective legal representatives.

14.4. This Agreement contains the entire agreement between the Parties with respect to its subject matter, canceling any prior contract or agreement on the same subject matter, and may only be amended by a written instrument signed by both Parties.

14.5 In the event that any terms or provisions of this contract are declared void or not applicable, such nullity or unenforceability will not affect the remainder of the Agreement, which will remain in full force and effectiveness, as if such provisions had never been incorporated into it.

14.6 This Agreement does not create any employment, corporate, associative, representation, agencying, consortium, joint-venture or similar link between the Parties, bearing each of its respective obligations under the terms of the legal system in force.

14.7 The taxes that are due in direct or indirect result of this Agreement or its execution, constitute a liability of the taxpayer or tax- responsible person as defined in the tax legislation in force, unless this Agreement has provided otherwise.

14.8 The Parties shall not be liable for failure to comply with any obligation of this Agreement, as a result of fortuitous events and of force majeure, specifically judicial decisions and expressly prohibitive laws or regulations. In such cases, non-compliance with the obligations assumed herein will not be considered breach of contract and, therefore, does not constitute grounds for termination of this Agreement, to the extent that the impending event is temporary, according to the provisions of article 393 of the Civil Code.

14.9 The Parties sign this Agreement without exclusivity, so that CLARO has the freedom to make available its capacity to any third parties directly, as well as the CONTRACTING PARTY has the freedom to enter into similar contracts with other mobile phone service providers.

14.10 The Parties, as well as their representatives who sign this Agreement, declare that they are duly authorized to sign and execute the Agreement, in the form of their respective social instruments.

14.11 The CONTRACTING PARTY declares and warrants that it has the technical knowledge (know-how), experience and technical competence necessary for the execution of the contract. The CONTRACTING PARTY further declares and warrants that it is in good financial condition, in addition to being properly organized and equipped for the execution of this Agreement.

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

14.12 The Parties agree to amend this Agreement to comply with ANATEL's edition of regulations or any legislation regarding the services provided by the CONTRACTING PARTY, to which CLARO is obliged to comply, and also, if legislation is enacted that prohibits CLARO from executing this Agreement to CLIENTS.

14.13 CLARO and the CONTRACTING PARTY will adjust, by means of information exchanges, the procedures and operational routines essential to the implementation of this Agreement.

14.14 Any and all changes in the system or routine of the services covered by this Agreement must be processed by mutual agreement between the Parties, and made official through the corresponding Addendum, committing the CONTRACTING PARTY to pass on all the changes to the interested third parties, as well as to the INTERESTED PARTIES.

14.15 Each party will bear the burden of its responsibility to third parties, without any solidarity between them.

14.16 The CONTRACTING PARTY must keep a complete record of the services performed by it and are object of this Agreement. The CONTRACTED PARTY undertakes to give access to CLARO, to its duly identified representatives, as well as to its external auditors that are designated in writing, upon 24 (twenty-four) hours prior notice, to any facility or part of a facility in which the CONTRACTED PARTY or any of its subcontractors (where applicable), are providing Services to CLARO, and to data and records exclusively related to the Services contracted herein for control and follow-up of CLARO.

CLAUSE FIFTEEN - ANTI-CORRUPTION AND ANTI-BRIBERY

15.1 The CONTRACTING PARTY declares that it is aware of the terms of the Brazilian anti-corruption and anti-bribery laws, including, but not limited to, Law 12.846 / 2013 and that:

(i)            it takes all necessary measures, in accordance with good business practices in an ethical manner and in accordance with applicable legal requirements, to prevent any fraudulent activity by the CONTRACTING PARTY (including its shareholders, directors, officers and employees) and / or by any suppliers, agents, contractors, subcontractors and / or their employees with respect to the receipt of any resources from their suppliers and service providers, being certain that if any situation is identified that may affect its relationship with CLARO, will immediatly notify CLARO and take all necessary measures;

(ii)           it declares that it has not carried out or promised to carry out, in connection with the operations provided for in the Agreement, or with any other commercial operations involving the CONTRACTING PARTY, any payment or transfer of values, directly or indirectly, to any governmental authority or public official; any political party, party authority or candidate for official office; to any director, counselor, employee or representative of any actual or potential customer of the CONTRACTING PARTY; to any shareholder, counselor, director and employee of the CONTRACTING PARTY; or to any other person or organization, if such payment or transfer represents a violation of the laws of the country in which it is made;

(iii)          it declares that it does not offer or agree to give any employee, agent, or representative any gratuity, commission or other value whatsoever as inducement or reward for practicing, failing to practicing, having performed any act to promote business by fraudulent or unlawful means and formalize contracts with suppliers and service providers;

(iv)          it undertakes to implement continuous improvements of effective controls in the prevention and detection of non-compliance with the Anti-Corruption Rules and the requirements established in this instrument; and

(v)           it declares having knowledge of the content of the CLARO Code of Ethics, available at the link http://www.claro.com.br/claropar/governanca-corporativa/codigo-de-etica/, to guide its activity, as well as its partners and suppliers, in accordance with the best commercial practices, controls and processes, technical and operational requirements, as well as forecasts of civil and criminal penalties, being subject to periodic internal and external audits.

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

CLAUSE SIXTEEN - JURISDICTION VENUE

16.1 The Central Forum of the District of the Capital of São Paulo is the only competent body to settle any disputes arising from this Agreement, with waiver of any other, however privileged it may be or may be.

IN WITNESS WHEREOF, the Parties execute this Instrument, in two counterparts of equal content, together with two (2) witnesses.

São Paulo, 23/11/2017.

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A

/s/ Fabio Matias de Souza
CONTRACTING PARTY Name: Fabio Matias de Souza Title: Chief Commercial Officer

/s/ Silvana Razeira de Lima
CONTRACTING PARTY Name: Silvana Razeira de Lima Title: Business Manager

/s/ André Neckel
CLARO S.A
Name: André Neckel Title: Executive Manager of Sales

/s/ Vânia Lago
CLARO S.A
Name: Vânia Lago Title: Director of Southern Sales

Witnesses:

/s/ Marcos Bravo
Name: Marcos Bravo

Short Number Temporary Availability Agreement signed between Claro S/A and Zenvia Mobile Serviços Digitais S/A